Exhibit 10.1


Transbotics Secures Replacement System Orders in the Paper & Allied
Industry

    CHARLOTTE, N.C.--(BUSINESS WIRE)--July 27, 2004--Transbotics Corporation, (OTCBB: TNSB) (www.transbotics.com), announced it has finalized replacement orders for two Automatic Guided Vehicle (AGV) systems in the paper and allied products industry. The orders totaling approximately $1,450,000 are to be installed by the end of 2004 and will include multiple vehicles, controls, hardware, software, engineering services and other related equipment.
    "Our 20 years of experience in the automation industry allowed us to fully evaluate the replacement options for this customer and determine the best approach for implementing new systems that utilized advancements in AGV technology while meeting the customers' objectives," stated Claude Imbleau, President of Transbotics Corporation.
    For over 20 years Transbotics Corporation has specialized in the design, development, support and installation of automation solutions with an emphasis on Automatic Guided Vehicles (AGVs). The Company is a leading North American Automation Solutions Integrator that manufactures, installs and supports various automation technology including: AGVs, robotics, batteries, chargers, motors and other related products.
    Transbotics provides unique automation solutions to a variety of industries, including automotive (tier one supplier), aerospace and defense, food and beverage, paper and allied products, newsprint and publishing, ceramics, chemical processing, entertainment, microelectronics, plastics and primary metals. Transbotics' current customers include Fortune 500 companies as well as small manufacturing companies.
    This release (including information or incorporated by reference herein) may be deemed to contain certain forward-looking statements, with respect to the financial condition, results of operation, plans, objectives, future performance and business of the Company. These forward-looking statements involve certain risk, including, without limitation, the uncertainties detailed in Transbotics Corporation Securities and Exchange Commission filings.

    CONTACT: Transbotics Corporation
             Claude Imbleau, 704-362-1115, ext. 200